UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2009

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On December 21, 2009, Red Robin Gourmet Burgers, Inc. (the “Company”) amended the Company’s Employee Stock Purchase Plan (the “Plan”) to add an individual share limit so that participants may acquire no more than 750 shares in each offering period.  The amendment is effective for all offering periods commencing on or after January 1, 2010.  The Company amended the Plan in connection with the adoption of final rules recently promulgated under Section 423 of the Internal Revenue Code of 1986, as amended.

The foregoing description of the amendment is qualified in its entirety by reference to the Second Amendment to Red Robin Gourmet Burgers, Inc. Employee Stock Purchase Plan filed as Exhibit 10.1 hereto, which exhibit is incorporated by reference herein.

ITEM 9.01               Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
10.1	Second Amendment to Red Robin Gourmet Burgers, Inc. Employee Stock Purchase Plan dated as of December 21, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 24, 2009

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Annita M. Menogan
Name:	Annita M. Menogan
Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment to Red Robin Gourmet Burgers, Inc. Employee Stock Purchase Plan dated as of December 21, 2009.